UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2017

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) InvenTrust Properties Corp. (the “Company”) announced that the board of directors (the “Board”) of the Company has appointed Stuart Aitken as a director of the Board, effective December 21, 2017. A copy of the press release announcing Mr. Aitken’s appointment is attached as Exhibit 99.1 to this report.

There are no arrangements or understandings between Mr. Aitken and any other person pursuant to which Mr. Aitken was appointed as a director. There are no transactions involving Mr. Aitken that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as director, Mr. Aitken is entitled to compensation under the Company’s Director Compensation Program (the “Program”). Under the Program, Mr. Aitken will receive an annual retainer for his service as a director of $65,000, paid quarterly in arrears, beginning with payment for the first quarter in 2018. In addition, Mr. Aitken will receive an annual grant of restricted stock units with a value of $110,000 and a tandem dividend equivalent award at the same time as the other eligible directors under the Program. Each annual grant vests in full on the date of the first annual meeting of the Company’s stockholders following the director’s election or re-election, as applicable, subject to the director’s continued service on the vesting date. The description is qualified by the terms of the “Revised Director Compensation Program.”

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated December 21, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
InvenTrust Properties Corp.
Date: December 21, 2017                    By: /s/ Thomas McGuinness
Name: Thomas McGuinness
Title: President and Chief Executive Officer